Exhibit 10.1

LOAN AGREEMENT

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THIS LOAN AGREEMENT, made August 28, 2014, among LEATHERSTOCKING GAS COMPANY, LLC, having an office and principal place of business at 330 West William Street, Corning, New York 14830 (the “Borrower”), LEATHERSTOCKING PIPELINE COMPANY, LLC, having an office and principal place of business at 330 West William Street, Corning, New York 14830 (the “Guarantor”), and FIVE STAR BANK, a New York State bank, having an office at 55 North Main Street, Warsaw, New York 14569 (the “Lender”).

WITNESSETH:

WHEREAS, the Lender has agreed to extend to the Borrower the loan described on the attached Exhibit “A” (the “Loan”); and

WHEREAS, the Loan (a) evidenced by and payable in accordance with the terms of a Line of Credit Note, and (b) secured by two (2) General Security Agreements, all as defined in Exhibit “B” attached hereto; and

WHEREAS, the Guarantor has guaranteed repayment of the Loan pursuant to a guaranty of even date herewith (the “Guaranty”); and

WHEREAS, the Borrower, Guarantor and the Lender have agreed to certain terms governing the Loan.

NOW, THEREFORE, in consideration of the promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto agree for themselves, their successors and assigns as follows:

1.0 Representations and Warranties. Borrower represents and warrants as of the date hereof and as of the date of any advance made by the Lender hereunder that:

1.1 Indebtedness. Except as disclosed in the financial statements referred to in Section 3.5 hereof, the Borrower has no outstanding indebtedness or contingent liabilities (including without limitation “off balance sheet” liabilities and reimbursement liabilities or contingent liabilities related to letters of credit) other than trade payables not yet due incurred in the ordinary course of business.

1.2 Financial Statements and Other Information. All balance sheets, earnings statements and other financial data which have been or shall hereafter be furnished to the Lender as of the dates and the results of operations for the periods for which the same are furnished to the Lender, and all other information, reports and other papers and data furnished to the Lender are or will be, at the time the same are so furnished, accurate and correct in all material respects and each financial statement referred to herein was and will be prepared in accordance with generally accepted accounting principles consistently applied.

1.3 Title of Property. Except as set forth on Exhibit “C” hereto annexed, none of the assets of Borrower are, as of the date hereof, subject to any mortgage, pledge, lien or encumbrance except to the Lender.

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1.4 Litigation. Except as set forth on Exhibit “D” hereto annexed, there is no action, suit or proceeding at law or in equity by or before any governmental instrumentality or other agency now pending, or, to the knowledge of Borrower, threatened against or affecting the Borrower or any properties or rights of the Borrower which, if adversely determined, would materially impair the right of the Borrower to carry on business substantially as now conducted or would materially adversely affect the financial condition of Borrower.

1.5 Governmental Approval. No approvals or consents of any public regulatory body or bodies are required for the valid authorization, making or delivery of this Note, the borrowings hereunder, or any other action to be taken hereunder or in connection herewith by Borrower.

1.6 Retirement Plans. Each qualified retirement plan of Borrower that is subject to any provisions of the Employee Retirement Income Security Act of 1974 and the regulations adopted pursuant thereto (“ERISA”) is being administered in accordance with the documents and instruments governing such Plan(s), and such documents and instruments are consistent with the applicable provisions of ERISA. With respect to any such Plan(s), there has not been incurred any material accumulated unfunded deficiency under the terms of ERISA nor has there been incurred any material liability to the Pension Benefit Guaranty Corporation.

1.7 Taxes. Borrower has duly filed all federal, state and local income, sales, property and other tax returns required to be filed and has paid all taxes shown on such returns.

1.8 Organization. Borrower is a limited liability company duly organized, validly existing and in good standing under the laws of the State of New York, has the power and authority to transact the business in which it is engaged, is duly licensed or qualified and in good standing in each jurisdiction in which the conduct of such business required such licensing or qualification and has all necessary power and authority to enter into this Agreement and to execute, deliver and perform this Agreement, the Note and any other documents executed in connection herewith, all of which have been duly authorized by all proper and necessary action.

1.9 Approvals. All necessary action on the part of the Borrower, including approval to the extent required, relating to the authorization of the execution and delivery of this Agreement and all related documents and instruments and the performance of the obligations of the Borrower hereunder the thereunder has been taken and is in full force and effect.

1.10 Valid and Binding Obligation. This Agreement, and any other document executed in connection herewith, and the Note when executed and delivered, will constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms. The execution and delivery by the Borrower of this Agreement and all related documents and agreements, and the performance by the Borrower of its obligations under this Agreement and all related documents and agreements will not violate any provision of law or the Borrower’s Articles of Organization or other organizational documents or agreements. The execution, delivery and performance of this Agreement and all related documents and agreements, and the consummation of the transactions contemplated hereby will not violate, be in conflict with, result in a breach of, or constitute a default under any material agreement to which the Borrower is a party or by which any of its assets or properties is bound, or any order, writ, injunction or decree of any court or governmental instrumentality, and will not result in the creation of imposition or any lien, charge or encumbrance upon any of its assets or properties.

1.11 Franchises and Permits. The Borrower has all franchises, permits and licenses and other authority as are necessary to enable the Borrower to conduct its business as being conducted, and the Borrower is not in default under any such franchises, permits, licenses or authority.

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1.12 Patents. Trademarks and Authorizations. The Borrower owns or possesses all patents, trademarks, service marks, tradenames, copyrights, licenses, authorizations and all rights with respect to the foregoing, necessary to the conduct of its business as now being conducted without any material conflict with the rights of others.

1.13 Contracts and Agreements. The Borrower is not a party to any contract or agreement that materially adversely affects its business, property, assets or condition (financial or other) and the Borrower is in compliance in all material respects with all contracts and agreements to which it is a party.

2.0 Advances/Equity Injection.

2.1 Advances of the $4,000,000.00 Loan are conditioned upon the Borrower’s injection of its own funds i.e. equity totaling $1,600,000.00 paid into the project defined below by completion. Each advance under the Loan will be comprised of 60% Lender financing and 40% Borrower equity. Written evidence, in the sole discretion of the Lender, of the equity contribution by Borrower will be required prior to each advance under the Loan. Project shall be defined as the work and services and products related to the continued and additional infrastructure costs of the underground piping construction project in Montrose, Bridgewater and Dimock, Pennsylvania.

3.0 Affirmative Covenants. Borrower covenants and agrees that Borrower shall:

3.1 Insurance. Maintain adequate insurance at all times on Borrower’s insurable properties against fire, theft and other hazards with responsible companies and in such amounts and against such risks as is usually carried by owners of similar businesses and properties. Borrower shall promptly deliver to the Lender certificates of insurance with appropriate endorsements designating the Lender as a named insured or loss payee.

3.2 Maintenance of Properties. Maintain, preserve and keep Borrower’s plants, properties and other tangible assets in good repair, working order and condition and from time to time make, or cause to be made, needful and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

3.3 Examination of Books. Permit the Lender’s representative, at any reasonable time and from time to time, to (a) examine books and records and to make extracts therefrom and (b) discuss financial affairs, condition and accounts of Borrower and Guarantors with the Borrower and Guarantor accountants.

3.4 Claims and Taxes. Pay, prior to the date on which they become delinquent, all of Borrower’s debts and obligations, and all taxes, assessments and governmental charges imposed upon or against Borrower, and all lawful claims for labor, materials and supplies.

3.5 Financial Statements. Keep all books of account in accordance with generally accepted accounting principles and will furnish or cause to be furnished to the Lender:

3.5.1 annual 10-K report which all attached schedules for the Borrower and Guarantor within 120 days after fiscal year end;

3.5.2 quarterly 10-Q report which any attached schedules with 15 days after each quarter end;

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3.5.3 annual management-prepared financial statements, including balance sheet and income statement and accounts receivable and accounts payable aging for Borrower and Guarantor and Coming Natural Gas Company within 120 days after fiscal year end; and

3.5.4 quarterly management-prepared financial statements, including balance sheet and income statement and accounts receivable and accounts payable aging for Borrower and Guarantor and Coming Natural Gas Company within 15 days after each quarter end.

3.6 Adverse Actions. Notify the Lender promptly in writing in the event any litigation or proceeding including but not limited to any adverse claims or notices or actions directly or indirectly relating to the environmental condition of any property securing the Loan is instituted or threatened against Borrower.

3.7 ERISA Actions. Notify the Lender promptly in writing in the event Borrower knows or has reason to know that any termination event (a reportable event as defined in Section 4043(b) of ERISA) or any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or for the appointment of a trustee to administer any plan has occurred.

3.8 Expenses of Lender. Pay or reimburse the Lender on demand for any and all reasonable out-of-pocket expenses (including attorneys’ fees and expenses) which the Lender paid or incurred in connection herewith, or any other agreement(s) called for hereunder and any filing related hereto, and the expenses (including reasonable attorneys’ fees) relating to the repossession, storage or sale of assets in which the Lender has a security interest and to the collection of the obligations of Borrower hereunder, or in connection herewith.

3.9 Maintain Existence. Maintain its existence in good standing and remain or become duly licensed or qualified and in good standing in each jurisdiction in which the conduct of its business requires such qualification or licensing.

3.10 Lender Desiository. The Lender shall be designated and shall continue to be the depository of the funds of the Borrower with respect to operating, checking, savings and direct deposit payroll accounts.

3.11 Franchises and Permits. Preserve and keep in full force and effect all franchises, permits, licenses and other authority as are necessary to enable it to conduct its business as being conducted on the date hereof, and to comply in all material respects with all laws, regulations and requirements now in effect or hereafter promulgated by any property constituted governmental authority having jurisdiction over Borrower or its business.

3.1 Payments on Note. Make all payments as and when required by this Agreement and the Note and any other agreements related thereto or hereto.

3.13 Debt Service Coverage Ratio. Commencing with the calendar year end December 31, 2014 and continuing through and including the Maturity Date (as defined in the Note), Borrower must maintain a minimum debt service coverage ratio (“DSCR”) of 1.15x, measured annually. DSCR shall be defined as: Annual Net Income plus Interest Expense and Credit Fees plus All Non-Cash Negative Adjustments to Net Income minus All Positive Non-Cash Adjustments to Net Income divided by The Sum of the Prior Year’s Current Maturities of Long Term Debt, including Capital Lease Payments plus Interest Expense and Credit Fees.

4.0 Negative Covenants. Except after providing written notice to the Lender, the Borrower will not:

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4.1 Type of Business. Engage in any business other than the type conducted and operated during the present and preceding calendar year.

4.2 Other Indebtedness. Incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness or liability for borrowed money, or any other indebtedness or liability except indebtedness to the Lender, Current Accounts Payable and other Current Liabilities arising out of transactions, other than borrowings, in the ordinary course of business.

4.3 Limitation on Liens. Create or suffer to exist any mortgage, pledge, lien, security interest or encumbrance on any of its property or assets now owned or hereafter acquired, or enter into any arrangement for the acquisition of property subject to a conditional sales agreement or other title retention arrangement except (a) liens in connection with Workmen’s Compensation, Unemployment Insurance and other Social Security obligations, (b) liens, securing performance of surety and appeal bonds and other liens of like nature arising in the ordinary course of business, (c) mechanic’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business in respect of obligations not yet due or being contested in good faith, (d) liens for taxes, assessments or governmental charges or levies on it or its properties not delinquent or being contested in good faith, and (e) mortgages, pledges and other liens to the Lender.

4.4 Disposal of Accounts. Notes. Sell, assign, discount or otherwise dispose of any Accounts Receivable or bills, notes or other commercial paper, with or without recourse to Borrower.

4.5 Contingent Liabilities. Guaranty, endorse or otherwise in any way be or become responsible for obligations of any other person except to the Lender, whether by agreement to purchase indebtedness, or agreement for furnishing funds through the purchase of goods, supplies or services (or by way of stock purchase) capital contribution, advance or loan for the purpose of paying or discharging any indebtedness or obligation of any other person, or agreement to maintain minimum capital or net worth of any other person, or otherwise, excepting from the purview of this clause, endorsements of negotiable instruments for collection and guarantees to the Lender.

4.6 Loans and Investments. Except for loans to key employees which loans in the aggregate do not exceed $50,000.00, make any loan or advance of money or property to, or any investment (whether by stock or other security acquisition, or by purchase, or otherwise) in any person, firm, corporation or entity of any kind, excepting investments in U.S. Government Bonds and obligations, certificates of deposit issued by a member bank of the Federal Reserve System, and investments in commercial paper which at the time of such investment is assigned the highest quality rating in accordance with the rating systems employed by either Moody’s Investor Service, Inc. or Standard & Poor’s Corporation.

4.7 Sale of All or Substantially All of Assets. Assign, transfer, sell, lease or otherwise dispose of all or a substantial part of Borrower’s assets.

4.8 Leases. Enter into any arrangement with any lender or investor providing for the leasing by the Borrower of any property, real or personal, (a) which has been or is to be sold or transferred to such lender or investor, or (b) in the case of real property, on which one or more buildings have been or are to be constructed by such lender or investor, and which in either case was for the purpose of leasing such property to the Borrower nor will the Borrower, become liable as lessee on any lease.

4.9 Mergers and Acquisitions. Liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture, syndicate or other combination or purchases or acquire or incur

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liability for the purchase or acquisition of any or all of the assets or business of any person, firm, or corporation.

4.10 Material Changes. Permit any material change to be made in the character of the business of the Borrower, or in its executive management, or in the nature of its operations as carried on as of the date hereof.

5.0 Default.

5.1 Events of Default. The occurrence of any one or more of the following events shall constitute an Event of Default (individually “Event of Default” and collectively “Events of Default”):

5.1.1 Default in the Payment of Principal or Interest. Default by Borrower in the payment of any principal or interest due to the Lender under the Note.

5.1.2 Misrepresentations. One or more representations or warranties made by the Borrower herein or in writing in connection with or pursuant to this Agreement shall be false, inaccurate or misleading in any material respect.

5.1.3 Breach of Covenants. If any agreement or covenant made by the Borrower herein shall not be complied with, whether or not there shall be compliance with any or all other agreements and covenants made by the Borrower herein.

5.1.4 Default in Other Obligations. Default shall be made with respect to any indebtedness of the Borrower or any Guarantor, or the performance of any other obligation incurred in connection with any indebtedness for borrowed money of the Borrower, or any Guarantor, if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to its stated date of maturity, or any such indebtedness shall not be paid when due.

5.1.5 Financial Statements. Borrower or any Guarantor fails to provide the Lender with financial statements, tax returns or other information within thirty (30) days of Lender’s request..

5.1.6 Taxes. In the event Borrower shall fail to pay or discharge its taxes, assessments, levies and governmental charges prior to the date of which the penalties are attached thereto.

5.1.7 ERISA. Any reportable event (as defined in Title IV of ERISA) which might constitute grounds for the termination of any retirement plan of Borrower or for the appointment by the appropriate regulatory body of a trustee to administer any such retirement plan shall have occurred and be continuing for thirty (30) days after written notice to such effect shall have been given to Borrower or any such retirement plan shall be terminated or a trustee shall be appointed to administer any such retirement plan, or the Pension Benefit Guaranty Corporation shall institute proceedings to terminate any such retirement plan or to appoint a trustee to administer any such retirement plan.

5.1.8 Money Judgments. An uninsured judgment for the payment of money in excess of $10,000.00 shall be entered against Borrower, or any Guarantor, or any attachment, execution or garnishment shall be issued or filed against any of the property of the Borrower, or any Guarantor and shall not be released or discharged within ten (10) days.

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5.2 Effects of an Event of Default. Upon the happening of one or more Events of Default:

5.2.1 If an Event of Default occurs under paragraphs 5.1.1 through 5.1.8 hereof, the Lender’s obligations hereunder shall be cancelled immediately, automatically and without notice, and the unpaid principal of the Loan with interest accrued thereon shall become immediately due and payable without any presentment, demand, protest, notice of protest or notice of any kind, all of which are hereby expressly waived.

6.0 Except as specifically amended herein, all of the terms, covenants, conditions and stipulations contained in the Note and all of the other documents relating thereto (the “Loan Documents”) are hereby ratified and confirmed in all respects, shall continue to apply with full force and effect.

7.0 Neither this Loan Agreement nor any other Loan Document nor any provision hereof or thereof may be modified, amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

8.0 This Loan Agreement may be executed in one or more counterparts each of which shall be an original but all of which when taken together shall constitute one and the same instrument. The failure of any party listed below to execute, acknowledge or join in this Agreement, or any counterpart hereof, shall not relieve the other signatories from the obligations hereunder.

9.0 This Loan Agreement is and shall be deemed to be a contract entered into pursuant to the laws of the State of New York and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State of New York.

10.0 This Loan Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

11.0 Nothing in this Loan Agreement or any other Loan Document is intended to or shall be deemed to create any rights or obligations of partnership, joint venture, or similar association among the parties hereto.

12.0 If any term, covenant, provision or condition of this Loan Agreement or any of the other Loan Documents shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant, provision or condition.

13.0 This is the Loan Agreement referred to in, is entitled to the benefits of, and is subject to the Note, if applicable, the Security Agreement, and Guaranty, the respective terms of which are incorporated herein by reference.

14.0 The parties hereto hereby irrevocably and unconditionally waive any and all rights to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise related to this Agreement, and every other Loan Document heretofore, now or hereafter executed and/or delivered in connection therewith, the Loan and all other obligations of the Borrower or Guarantor related thereto or in any way related to this transaction or otherwise with respect to the Premises.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

Borrower Name:	LEATHERSTOCKING GAS COMPANY, LLC
Signature:	/s/ Michael I. German, CEO and Manager
Print Name and Title:	Michael I. German, CEO and Manager

STATE OF NEW YORK )

COUNTY OF STEUBEN ) ss.:

On the 27th day of August, in the year 2014, before me, the undersigned, a Notary Public in and for said State, personally appeared Michael I. German, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Janis M. Smith

Notary Public

Guarantor Name:	LEATHERSTOCKING PIPELINE COMPANY, LLC
Signature:	/s/ Joseph P. Mirabito
Print Name and Title:	Joseph P. Mirabito, Manager

Signature:	/s/ Michael I. German, CEO and Manager
Print Name and Title:	Michael I. German, CEO and Manager

STATE OF NEW YORK )

COUNTY OF STEUBEN ) ss.:

On the 27th day of August, in the year 2014, before me, the undersigned, a Notary Public in and for said State, personally appeared Joseph P. Mirabito, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Janis M. Smith

Notary Public

STATE OF NEW YORK )

COUNTY OF STEUBEN ) ss.:

On the 27th day of August, in the year 2014, before me, the undersigned, a Notary Public in and for said State, personally appeared Michael I. German, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the

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instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Janis M. Smith

Notary Public

Lender Name:	FIVE STAR BANK
Signature:	/s/ William E. Bacon
Print Name and Title:	William E. Bacon, Vice President

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EXHIBIT “A”

Loan from Lender to Borrower:

1. A Commercial Line of Credit Loan and Permanent Term Loan in the amount of $4,000,000.00 from Lender to Borrower dated August ___, 2014.

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EXHIBIT “B”

Note: The term “Note” as used in this Loan Agreement shall mean a certain Line of Credit Note dated August ___, 2014, in the principal sum of $4,000,000.00 to be given by the Borrower to the Lender.

Security Agreement: The term “General Security Agreement” as used in this Loan Agreement shall mean, collectively and individually: (1) a certain General Security Agreement dated August ___, 2014, by Guarantor to the Lender; and (2) a certain General Security Agreement dated August ___, 2014, by Borrower to the Lender.

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EXHIBIT “C”

Assets subject to security interests (excluding liens of the Lender): None

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EXHIBIT “D”

Pending Litigation: None